Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Del Monte Foods Company Employee Stock Purchase Plan and 1997 Stock Incentive Plan of our report dated August 29, 1996, with respect to the consolidated financial statements and schedules of Del Monte Foods Company and subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.



                                   /s/ Ernst & Young LLP


San Francisco, California
November 20, 1997